Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement
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JACOBS ENGINEERING GROUP INC.
FORM OF RESTRICTED STOCK UNIT AGREEMENT
(Time-Based Vesting)

(Awarded Pursuant to the 1999 Stock Incentive Plan, as Amended and Restated)

This Agreement is executed as of ______________, by and between JACOBS ENGINEERING GROUP INC. (the “Company”) and ______________ (“Employee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as amended (the “Plan”).  Unless the context clearly indicates otherwise, all terms defined in the Plan and used in this Agreement (whether or not capitalized) have the meanings as set forth in the Plan.

1.Restricted Stock Units

Pursuant to the Plan, and in consideration for services rendered and to be rendered to the Company or Related Company or for their benefit, the Company hereby issues, as of the above date (the “Award Date”) to Employee an award of restricted stock units in accordance with the Plan and the terms and conditions of this Agreement (the “Award”).  The number of Restricted Stock Units Employee is eligible to earn under this Agreement is ______________.  Each Restricted Stock Unit represents the right to receive one share of Jacobs Common Stock (subject to adjustment pursuant to the Plan) in accordance with the terms and subject to the conditions (including the vesting conditions) set forth in this Agreement and the Plan. If, with respect to the Restricted Stock Units, the Employee has made an effective and operative deferral election (“EDP Deferral Election”) under the Jacobs Engineering Group Inc. Executive Deferral Plan (“EDP”) with respect to the shares underlying this Agreement, the terms of the EDP and EDP Deferral Election governing the time of delivery of the shares underlying this Agreement that become vested, if any, are incorporated by reference herein.

2.Vesting and Distribution

(a)	The Award shall not be vested as of the Award Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement.
(b)

The Restricted Stock Units issued hereby shall be subject to the restrictions on transfer as set forth in this Agreement (referred to as the “Forfeiture Restrictions”).  The provisions of the Plan relating to the restrictions on transfers of Restricted Stock Units, including all amendments, revisions and modifications thereto as may hereafter be adopted, are hereby incorporated in this Agreement as if set forth in full herein. Unless and until the Forfeiture Restrictions have lapsed, the Restricted Stock Units shall be unvested and subject to forfeiture hereunder (“Unvested Units”).

(c)

In the event Employee ceases to be an employee of the Company or any of its Related Companies for any reason other than as a result of death or Disability or an involuntary termination without Cause, Employee shall, for no consideration, forfeit and surrender to the Company the Restricted

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

Stock Units that are subject to the Forfeiture Restrictions effected as of the date the Employee’s employment with the Company or Related Company terminates.  Schedule B of the Plan, which is incorporated herein by this reference, establishes the effects on this Award of other changes to the Employee’s employment status with the Company or Related Company; the Employee’s employer; and the Company’s ownership interest in Employee’s employer. Notwithstanding anything in this Agreement or Schedule B of the Plan to the contrary, if Employee’s employment with the Company or any Related Company is involuntarily terminated by the Company or such Related Company for any reason other than Cause, death, or Disability: (i) before November 29, 2018, the Restricted Stock Units immediately will become 50% vested; or (ii) on or after November 29, 2018 but before November 29, 2021, the Restricted Stock Units immediately will become 100% vested.

(d)

After the Award Date, the Restricted Stock Units will become twenty-five percent (25%) vested on November 29, 2018, twenty-five percent (25%) vested on November 29, 2019, twenty-five percent (25%) vested on November 29, 2020, and the remaining twenty-five percent (25%) vested (collectively referred to as “Vested Units”) on November 29, 2021 (each vesting of Restricted Stock Units is a “Maturity Date”), provided that Employee remains continuously employed by the Company or Related Company through such Maturity Date.

(e)

Except as set forth herein and in the Plan (including Schedule B thereof the terms of which shall apply to the Award), Employee has no rights, partial or otherwise in the Award and/or any shares of Jacobs Common Stock subject thereto unless and until the Award has been vested pursuant to this Section 2.

(f)

Each Vested Unit shall be settled by the delivery of one share of Common Stock (subject to adjustment under the Plan), unless the Committee elects to settle the Vested Unit in another form of consideration of equivalent value (as determined by the Committee in its sole discretion) in connection with or following a Change in Control.  If the Employee has not made any EDP Deferral Election with respect to Restricted Stock Units that become vested, settlement will occur as soon as practicable following passage of each Maturity Date (or, if earlier, the date the Award becomes vested pursuant to the terms of the Plan, including Schedule B thereof, or Section 2(c) above).  If the Employee has made an EDP Deferral Election, deferred Vested Units shall be settled as soon as practicable following the date elected on the Employee’s operative EDP Deferral Election or other settlement date set forth under the terms of the EDP.  In any event, no fractional shares shall be issued pursuant to this Agreement.

(g)

Neither the Award, nor any interest therein nor any shares of Jacobs Common Stock payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

3.Section 409A Compliance

Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Plan and this Agreement shall be construed or deemed to be amended as necessary to comply with the requirements of Section 409A of the Code, to avoid the imposition of any additional or accelerated taxes or other penalties under Section 409A of the Code.  The Committee, in its sole discretion, shall determine the requirements of Section 409A of the Code applicable to the Plan and this Agreement and shall interpret the terms of each consistently therewith. Under no circumstances, however, shall the Company have any liability under the Plan or this Agreement for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan and/or this Agreement or any EDP Deferral Election, including any taxes, penalties or interest imposed under Section 409A of the Code.

4.Status of Participant

Except as set forth in this section, Employee shall have no rights as a stockholder (including, without limitation, any voting rights or rights to receive dividends with respect to the shares of Jacobs Common Stock subject to the Award) with respect to either the Award granted hereunder or the shares of Jacobs Common Stock represented by the Award, unless and until such shares are issued in respect of Vested Units, and then only to the extent of such issued shares and only with respect to voting rights, rights to receive dividends and other matters occurring after the date of issuance.

The Employee is entitled to a “Dividend Equivalent Right” with respect to each (a) Unvested Unit and (b) Vested Unit for which delivery of the underlying share of Common Stock has been deferred pursuant to an EDP Deferral Election, in each case to the extent the Company pays any cash dividend with respect to outstanding Jacobs Common Stock while such Unvested Unit or Vested Unit (as applicable) remains outstanding. The term “Dividend Equivalent Right” shall mean a dollar amount equal to the per-share cash dividend paid by the Company. Any Dividend Equivalent Right will be subject to the same vesting, payment, and other terms and conditions (including, if applicable, the terms of the EDP and EDP Deferral Election) as the Restricted Stock Unit to which it relates.

Except as otherwise provided under the terms of the EDP or EDP Deferral Election, if applicable: (a) any vested Dividend Equivalent Right will be paid to the Employee in cash at the same time the underlying share of Jacobs Common Stock is delivered to the Employee; and (b) the Employee will not be credited with Dividend Equivalent Rights with respect to any Restricted Stock Unit that, as of the record date for the relevant dividend, is no longer outstanding for any reason (e.g., because it has been settled in Jacobs Common Stock or has been terminated), and the Employee will not be entitled to any payment for Dividend Equivalent Rights with respect to any Restricted Stock Unit that terminates without vesting. For purposes of this Agreement, a Vested Unit that has not yet been settled (e.g., because of an EDP Deferral Election) shall be considered outstanding for purposes of this Section 4.

No shares may be issued in respect of Vested Units if, in the opinion of counsel for the Company, all then applicable requirements of the Securities and Exchange Commission and any other regulatory agencies having jurisdiction and of any stock exchange upon

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

which the shares of the Company may be listed are not fully met, and, as a condition of the issuance of shares, Employee shall take all such action as counsel may advise is necessary for Employee to take to meet such requirements.

5.Nature of Award.

In accepting the Award, Employee acknowledges, understands and agrees that:

(a)

The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)

The Award of the Restricted Stock Units hereunder is voluntary and occasional and does not create any contractual or other right to receive future Awards of Restricted Stock Units, or any benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been awarded in the past;

(c)	All decisions with respect to future Restricted Stock Unit or other awards, if any, will be at the sole discretion of the Company;
(d)

The Award and Employee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, or any Related Companies and shall not interfere with the ability of the Company, or any Related Company, as applicable, to terminate Employee’s employment or service relationship (if any);

(e)

The Award and the shares of Jacobs Common Stock subject to the Award, the value of same, and any ultimate gain, loss, income or expense associated with the Award are not part of Employee’s normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(f)

No claim or entitlement to compensation or damages shall arise from forfeiture of the Award for any reason, including forfeiture resulting from Employee ceasing to provide employment or other services to the Company or any Related Company (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Employee is employed or the terms of Employee’s employment agreement, if any), and in consideration of the Award to which Employee is otherwise not entitled, Employee irrevocably agrees never to institute or allow to be instituted on his or her behalf any claim against the Company or any of its Related Companies, waives his or her ability, if any, to bring any such claim, and releases the Company and any Related Companies from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Employee shall be deemed irrevocably

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

6.Data Privacy

Employee understands that the Company and/or a Related Company may hold certain personal information about the Employee in connection with this Agreement (including the terms of the EDP and EDP Deferral Election to the extent applicable under Section 1), including, but not limited to, Employee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Jacobs Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Jacobs Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Employee’s favor, for the exclusive purpose of implementing, administering and managing the Plan and this Agreement (“Data”).

Employee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Employee's personal Data by and among, as applicable, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing Employee’s participation in the Plan and under this Agreement.

Employee understands that Data will be transferred to the Company’s broker, administrative agents or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan and this Agreement.  Employee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country or countries in which such recipients reside or operate (e.g., the United States) may have different data privacy laws and protections than Employee’s country.  Employee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Employee understands that Data will be held only as long as is necessary to implement, administer and manage Employee’s participation in the Plan and this Agreement or as required under applicable law.

7.Payment of Withholding Taxes

Employee acknowledges that, regardless of any action taken by the Company or Related Companies or, if different, Employee’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Employee’s participation in the Plan and legally applicable to Employee or deemed by the Company, Related Company or the Employer in its discretion to be an appropriate charge to Employee even if legally applicable to the Company, Related Company or the Employer (“Tax-Related Items”), is and remains Employee’s responsibility and may exceed the amount actually withheld by the Company, Related Company or the Employer. Employee further acknowledges and agrees that the Company or Related Company and/or the Employer may, if it so determines, offset any Employer tax liabilities deemed applicable to Employee by reducing the shares of Jacobs Common Stock otherwise deliverable to Employee

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

pursuant to this Agreement. Employee further acknowledges that the Company, Related Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units including, but not limited to, the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of shares of Jacobs Common Stock acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Restricted Stock Units to reduce or eliminate Employee’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Employee is subject to Tax-Related Items in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, Employee acknowledges that the Company, Related Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.  The Company may refuse to issue or deliver any shares of Jacobs Common Stock to the Employee until the obligation for any Tax-Related Items due in connection with the Award has been satisfied.

Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be delivered to Employee upon settlement of the Award a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes as determined by the Company at the time the Award vests.

8.Services as Employee

Except as expressly provided in Section 2(c), the rights granted to Employee under this Agreement are conditioned upon the agreement of Employee to continue in the employ of the Company or of a Related Company at least until the first Maturity Date, and Employee hereby agrees and further agrees to render his or her services for such period for such reasonable compensation as the Company or Related Company may determine.

Employee shall not be deemed to have ceased to be employed by the Company (or any Related Company) for purposes of this Agreement by reason of Employee’s transfer to a Related Company (or to the Company or to another Related Company).

The Committee may determine that, for purposes of this Agreement, Employee shall be considered as still in the employ of the Company or of the Related Company while on leave of absence. In the event Employee is permitted a leave of absence during the term of this Agreement, the Committee may, in its sole and absolute discretion, extend the time periods during which Restricted Stock Units are subject to Forfeiture Restrictions as set forth in Section 2, above, to include the period of time Employee is on the leave of absence.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company or any Related Company, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Company or any Related Company, interferes in any way with the right of the Company or any Related Company, as applicable, at any time to terminate such employment or services, or affects the right of the Company or any Related Company, as applicable, to increase or decrease the Employee’s other compensation or benefits. Nothing in this paragraph, however, is

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

intended to adversely affect any independent contractual right of the Employee without his or her consent thereto.

9.Terms and Conditions Applicable to PRC Nationals Only

(a)

If Employee is a national of the Peoples’ Republic of China (“PRC”), the Award and vesting of Restricted Stock Units is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange (“SAFE”) to permit the operation of the Plan and the participation of PRC nationals employed by the Company or a Related Company, as determined by the Company in its sole discretion.

(b)

Employee agrees to hold the Jacobs Common Stock received upon settlement of the Restricted Stock Units with the Company’s broker or any other agent designated by the Company until the Jacobs Common Stock is sold.

(c)

Employee understands and agrees that, due to exchange control laws in China, Employee will be required to immediately repatriate the proceeds from any sale of Jacobs Common Stock and any dividends received in relation to the Jacobs Common Stock to China. Employee further understands that the repatriation of such amounts may need to be effected through a special exchange control account established by the Company or the Related Company in China, and Employee hereby consents and agrees that all amounts derived from the Restricted Stock Units awarded under the Plan may be transferred to such special account prior to being delivered to Employee’s personal account. Further, to the extent required to comply with any foreign exchange rules, regulations or agreements with governmental authorities, Employee specifically authorizes the Company, the Related Company that employs Employee, the administrator or their respective agents, to sell the Jacobs Common Stock acquired under the Plan, following the termination of Employee’s employment or service or at some other time determined by the Company or the administrator, including immediately following settlement of the Restricted Stock Units, and to repatriate the sale proceeds in such manner as may be designated by the Company or the administrator.

10.Miscellaneous Provisions

This Agreement is governed in all respects by the Plan and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail.  Subject to the limitations of the Plan, the Company may, with the written consent of Employee, amend this Agreement. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

11.Clawback

Employee agrees that if Employee is or becomes a Section 16 executive officer of the Company, in the event of any Inaccurate Financial Statement, Employee will return to

LEGAL_US_W # 91675475.12

Jacobs Engineering Group Inc.	Exhibit 10.6
Restricted Stock Unit Agreement

the Company on demand all incentive-based compensation payments (whether under this Award, the Plan or otherwise) made to Employee during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement that are in excess of what would have been paid had such incentive-based compensation instead been determined under the accounting restatement (the “Payments”).  In addition, Employee agrees to application of any clawback, forfeiture, recoupment, or similar requirement required to apply to incentive-based compensation granted to Employee under any current or future applicable law or listing standard or regulatory body requirement.  An “Inaccurate Financial Statement” is any inaccurate financial statement due to material noncompliance by the Company with any financial reporting requirements under the securities laws.

12.Agreement of Employee

By signing below or electronically accepting this Award, Employee (1) agrees to the terms and conditions of this Agreement, (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto, and (3) appoints the officers of the Company as Employee’s true and lawful attorney-in-fact, with full power of substitution in the premises, granting to each full power and authority to do and perform any and every act whatsoever requisite, necessary, or proper to be done, on behalf of Employee which, in the opinion of such attorney-in-fact, is necessary or prudent to effect the forfeiture of the Award to the Company, or the delivery of the Jacobs Common Stock to Employee, in accordance with the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:

LEGAL_US_W # 91675475.12